Exhibit (h)(7)

AMENDMENT NO. 3

TO ACCOUNTING SERVICES AGREEMENT

Thrivent Financial for Lutherans and Thrivent Series Fund, Inc. hereby agree that, effective April 30, 2008, the following new series shall be deemed Portfolios under the terms of the Accounting Services Agreement, dated April 1, 2003, between Thrivent Financial for Lutherans and Thrivent Series Fund, Inc.:

1.	Thrivent Partner Worldwide Allocation Portfolio

2.	Thrivent Equity Income Plus Portfolio

3.	Thrivent Partner Emerging Markets Portfolio

4.	Thrivent Partner Socially Responsible Stock Portfolio

5.	Thrivent Partner Socially Responsible Bond Portfolio

6.	Thrivent Partner All Cap Value Portfolio

7.	Thrivent Partner All Cap Growth Portfolio

8.	Thrivent Partner Healthcare Portfolio

9.	Thrivent Partner Natural Resources Portfolio

10.	Thrivent Partner Utilities Portfolio

A revised Schedule B is attached hereto.

THRIVENT SERIES FUND, INC.

By	/s/ Pamela J. Moret
Pamela J. Moret
President

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Bruce J. Nicholson
Bruce J. Nicholson
Chairman, President and Chief Executive Officer

SCHEDULE B

Portfolio	Fee
Thrivent Partner Small Cap Growth Portfolio	$25,000
Thrivent Mid Cap Growth Portfolio	$55,000
Thrivent Mid Cap Growth Portfolio II	$17,000
Thrivent Partner International Stock Portfolio	$92,000
Thrivent Partner All Cap Portfolio	$20,000
Thrivent Large Cap Growth Portfolio	$145,000
Thrivent Large Cap Growth Portfolio II	$17,000
Thrivent Partner Growth Stock Portfolio	$21,000
Thrivent Large Cap Value Portfolio	$51,000
Thrivent High Yield Portfolio	$68,000
Thrivent Diversified Income Plus Portfolio	$27,000
Thrivent Income Portfolio	$80,000
Thrivent Limited Maturity Bond Portfolio	$51,000
Thrivent Money Market Portfolio	$49,000
Thrivent Technology Portfolio	$18,000
Thrivent Partner Small Cap Value Portfolio	$26,000
Thrivent Small Cap Stock Portfolio	$37,000
Thrivent Small Cap Index Portfolio	$42,000
Thrivent Mid Cap Stock Portfolio	$32,000
Thrivent Mid Cap Index Portfolio	$25,000
Thrivent Large Cap Stock Portfolio	$55,000
Thrivent Large Cap Index Portfolio	$56,000
Thrivent Real Estate Securities Portfolio	$33,000
Thrivent Balanced Portfolio	$54,000
Thrivent Bond Index Portfolio	$34,000
Thrivent Mortgage Securities Portfolio	$23,000
Thrivent Partner Mid Cap Value Portfolio	$20,000
Thrivent Aggressive Allocation Portfolio	$28,000
Thrivent Moderately Aggressive Allocation Portfolio	$53,000
Thrivent Moderate Allocation Portfolio	$61,000
Thrivent Moderately Conservative Allocation Portfolio	$32,000
Thrivent Partner Worldwide Allocation Portfolio	$45,000
Thrivent Equity Income Plus Portfolio	$16,000
Thrivent Partner Emerging Markets Portfolio	$34,000
Thrivent Partner Socially Responsible Stock Portfolio	$23,000
Thrivent Partner Socially Responsible Bond Portfolio	$23,000
Thrivent Partner All Cap Value Portfolio	$23,000
Thrivent Partner All Cap Growth Portfolio	$23,000
Thrivent Partner Healthcare Portfolio	$23,000
Thrivent Partner Natural Resources Portfolio	$23,000
Thrivent Partner Utilities Portfolio	$23,000